                                 TEHAMA BANCORP
                              239 SOUTH MAIN STREET
                           RED BLUFF, CALIFORNIA 96080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD TUESDAY, APRIL 25, 2000 AT 7:30 P.M.

TO THE SHAREHOLDERS OF TEHAMA BANCORP:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tehama Bancorp (the "Company") will be held at the Red Bluff Community & Senior Center, 1500 S. Jackson Street, Red Bluff, California on Tuesday, April 25, 2000, at 7:30 P.M. for the following purposes:

         1.       To elect directors; and
         2. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         Section 16 of the Bylaws of the Company provides for the nomination of directors in the following manner:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

         Only those shareholders of record at the close of business on March 6, 2000, will be entitled to notice of and to vote at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting.

DATED:  Red Bluff, California                 By Order of the Board of Directors
        March 24, 2000
                                               /s/ Raymond C. Lieberenz
                                                   ---------------------------
                                                   Raymond C. Lieberenz
                                                   Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                                                        Mailed to shareholders
                                                     on or about April 3, 2000


                                 TEHAMA BANCORP
                              239 SOUTH MAIN STREET
                           RED BLUFF, CALIFORNIA 96080
                            TELEPHONE (530) 528-3000

                                  PROXY STATEMENT

                      INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is being furnished to the shareholders of Tehama Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at Red Bluff Community & Senior Center, 1500 S. Jackson Street, Red Bluff, California, at 7:30 P.M. on Tuesday, April 25, 2000. Only shareholders of record on March 6, 2000 (the "Record Date"), will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had outstanding and entitled to be voted 1,713,694 shares of its no par value Common Stock (the "Common Stock").

         Shareholders of Common Stock are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the meeting. The proxy will be voted as directed by the shareholder giving the proxy and if no directions are given on the proxy, the proxy will be voted "FOR" the nominees of the Board of Directors and, at the proxy holders' discretion, on such other matters, if any, which may come before the meeting (including any proposal to adjourn the meeting).

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

                             PRINCIPAL SHAREHOLDERS

         As of the Record Date, no person known to the Company owned beneficially or of record more than five percent (5%) of the outstanding shares of its Common Stock.

                                 PROPOSAL NO. 1
                      ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the Meeting, and upon his instructions the inspectors of election shall disregard all votes cast for such nominee(s).

         The authorized number of directors fixed in accordance with Section 16 of the Bylaws of the Company and to be elected at the Annual Meeting is fourteen
(14). Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

         All proxies will be voted for the election of the following fourteen
(14) nominees (all of whom are incumbent directors), recommended by the Board of Directors, unless authority to vote for the election of any directors is withheld by the shareholder on the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

         The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company by those persons nominated by the Board of Directors for election as directors, as well as all directors and principal officers as a group. There is no family relationship between any of the directors and/or principal officers. The Company has only one class of shares outstanding, Common Stock.


============================ ======= ========================== =============== ====================================
                                                                                     SHARES BENEFICIALLY OWNED
                                                                   DIRECTOR           AS OF MARCH 6, 2000 (1)
          NOMINEE             AGE       POSITIONS HELD WITH       OF COMPANY
                                            THE COMPANY            OR BANK                                 % OF
                                                                    SINCE         SOLE (2)   SHARED (3)    CLASS
============================ ======= ========================== =============== ====================================
Henry C. Arnest III          58      Director                        1984         10,000       10,368       1.19
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Louis J. Bosetti             68      Director                        1984          2,574       26,372       1.69
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Harry Dudley                 69      Director                        1989          6,569       36,800       2.53
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
William P. Ellison           51      President, Chief                1995         31,242        -0-         1.81
                                     Executive Officer
                                     and Director
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Dr. Garry D. Fish            55      Director                        1984         12,032       11,350       1.36
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Max M. Froome                49      Director                        1984          2,851        -0-          *
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Orville K. Jacobs            69      Director                        1984         48,168       1,100        2.87
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------

                                       2


Gary C. Katz                 50      Director                        1984          8,529       32,715       2.41
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
John W. Koeberer             55      Chairman of the Board of        1984         27,136        -0-         1.58
                                     Directors and Director
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Raymond C. Lieberenz         56      Secretary and Director          1984          2,390       12,184        *
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Leslie L. Melburg            47      Director                        1998          5,356(4)     -0-          *
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Gary L. Napier               58      Vice Chairman of the            1984         30,627        -0-         1.79
                                     Board of Directors
                                     and Director
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
John D. Regh                 47      Director                        1998          7,800(4)     -0-          *
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
Terrance A. Rust             59      Director                        1984         13,171       49,116       3.63
---------------------------- ------- -------------------------- --------------- ------------ ----------- -----------
All directors and
principal officers (16                                                            221,756     180,005      22.80
persons) as a group
============================ ======= ========================== =============== ============ =========== ===========

(1)The calculations in the chart are based on the total number of shares outstanding, including 2,133 shares (368 of which became vested during 1999) held for the benefit of the principal officers pursuant to the Company's Employee Stock Ownership Plan and related trust agreement (see "Employee Stock Ownership Plan" herein), and includes certain unexercised but exercisable stock options as indicated in footnotes 2 and 4.

(2)The named persons exercise sole voting and investment power with respect to shares listed in this column. Includes for each named director (except Mr. Ellison) 1,000 shares as to which options granted pursuant to the Company's 1999 Stock Option Plan are exercisable within 60 days of the Record Date. Includes for Mr. Ellison 3,000 shares as to which options granted under the 1999 Stock Option Plan and 17,900 shares as to which options granted under the 1994 Stock Option Plan are exercisable within 60 days of the Record Date. See "Stock Option Plan" herein.

(3)The named persons share voting and investment power with respect to shares listed in this column.

(4)Also includes 4,356 shares for which options granted pursuant to the Company's 1994 Stock Option Plan are exercisable within 60 days of the Record Date.

*Indicates less than one percent (1%).

The following is a brief account of the business experience of each nominee.

HENRY C. ARNEST III is Vice President of Sales and Marketing for the Alzeta Corporation, and was formerly Vice President and General Manager for Northwestern Carbon.

LOUIS J. BOSETTI was the Superintendent of Schools for Tehama County from 1971 until retirement in 1991, and is currently self-employed as an educational consultant.

HARRY DUDLEY was Founder of Dudleys' Excavating, Inc., a construction company located in Gerber, CA continuously for 45 years. He started Western Plastic, Inc., which built the first fiberglass septic tanks in the western United States. He was President and major stockholder of Countryside Cable, a cable television company, in central Tehama County. He has also been involved in the development of numerous commercial and residential real estate properties in the area and has been a director of the Red Bluff Roundup Association for 15 years.

WILLIAM P. ELLISON became President and Chief Executive Officer of the Bank January 1, 1996, and from 1991 until that time served the Bank as Vice President and later Senior Vice President (Operations). Prior to joining the staff of Tehama Bank, Mr. Ellison was employed by Bank of America for 21 years.

DR. GARRY D. FISH has been engaged in the practice of optometry in Red Bluff since 1972.

MAX M. FROOME was self-employed as a landscape contractor from 1978 to 1992 and currently is self-employed as a broker of antiques.

ORVILLE K. JACOBS is retired and was a developer of real estate in Tehama County for 14 years, during which time he was involved with commercial real estate ventures in Red Bluff and surrounding communities. He served as member of the Red Bluff Chamber of Commerce for 11 years, and was a founding Director of the Tehama Local Development Corp. Mr. Jacobs is presently on the advisory board for Celebrity City, and is owner of Antelope Service Center.

GARY C. KATZ is the Chairman and Chief Executive Officer of Katz Investments and former President and majority owner of Phoenix Broadcasting, Inc.

JOHN W. KOEBERER, Chairman of the Board, is the President and co-owner of three corporations: Urban Park Concessionaires, California Guest Services, Inc., and The Picnic People, Inc., which operate park concessions at Lassen Volcanic National Park, Shasta Lake and numerous facilities in the San Francisco Bay Area. He is a member of the California Travel & Tourism Commission and serves on the Boards of Directors of both the United States Chamber of Commerce and the California State Chamber of Commerce. He is the Chairman of the Lassen Park Foundation and President of the California Parks Hospitality Association. He also serves on the Board of Directors of the San Francisco Visitor and Convention Bureau and the California Travel Industries Association.

RAYMOND C. LIEBERENZ, Secretary of the Board, was formerly a licensed real estate broker and appraiser, and currently teaches in the Tehama County Schools.

LESLIE L. MELBURG is Senior Partner in charge of Design for Nichols, Melburg, Rossetto Architects, a forty-eight person architectural firm with offices located in Redding, Chico, Sacramento and Fort Bragg. He has won a number of awards for design accomplishments and his projects have been published in trade and architecture periodicals. He is a director of numerous community organizations, including the Redding Chamber of Commerce and actively participates in many other city and county organizations.

GARY L. NAPIER, Vice Chairman of the Board, has been owner of Buffum and Napier Insurance Brokers since 1965. He is also the President of Torja Corporation, a private investment company.

JOHN D. REGH is the President of Inland Business Machines Systems and Inland Leasing. Inland Business Machines was established in 1986 and is involved in the sales, service and financing of office equipment. He also serves on the Boards of Directors for the Chico Chamber of Commerce and Butte Creek Country Club.

TERRANCE A. RUST is a dentist engaged in the specialty practice of oral and maxillofacial surgery, and has maintained an office in Redding since 1970.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has an Audit Committee and an Executive Committee which also acts as the Investment and Compensation Committee. The Audit Committee examines and reviews both internal audit controls and regulatory audit reports, and meets with the Company's auditors concerning audit procedures and controls. The members of the Audit Committee are Messrs. Bosetti (chairman), Arnest, Katz, Koeberer and Penne. The Executive Committee oversees the routine operations of the Company by delegation from the Board of Directors, advises and reports to the full Board regarding such matters, investigates and advises the Board of Directors as to employee benefit arrangements, conducts searches when the Company proposes to hire executive personnel, reports to the Board of Directors with regard to executive compensation, including bonus compensation, and monitors the Company's investments. The members of the Executive Committee are Messrs. Koeberer (chairman), Bossetti, Ellison, Fish, Katz and Napier.

         The Company does not have a nominating committee, but the Executive Committee functions as the Company's nominating committee. Shareholders may nominate directors in accordance with the procedures set forth in Section 16 of the Company's Bylaws, which is printed in full in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

         The Board of Directors met a total of twelve (12) times during 1999. During this same period, the Audit Committee met eighteen (18) times and the Executive Committee six (6) times. All incumbent directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the Committees of which they were members.


                        COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY COMPENSATION TABLE

         The following table provides information concerning compensation of all executive officers of the Company who received, during any of the periods indicated, annual salary and bonus exceeding $100,000. All compensation was paid by the Bank for services to the Bank.


============================================================================================ =======================
                                    ANNUAL COMPENSATION

============================================================================================

          NAME               YEAR          SALARY          BONUS (1)        OTHER ANNUAL           ALL OTHER
                                                                          COMPENSATION(2)       COMPENSATION(3)

========================= =========== ================= ================ =================== =======================
William P. Ellison           1999         $125,000          $70,000            $2,718               $40,275
                             1998         120,000             -0-              2,356                 12,458
                             1997         126,600           51,500             1,770                 27,575

========================= =========== ================= ================ =================== =======================
W. Steven Gilman             1999         $83,680           $17,500             $736                $12,584
                             1998          81,000             -0-              2,231                 9,081
                             1997          80,500           20,000             1,191                 4,325

========================= =========== ================= ================ =================== =======================
Wayne N. Shaffer             1999         $87,500           $21,500            $1,740               $16,910
                             1998          75,000             -0-              1,769                 7,809
                             1997          34,375             -0-               -0-                   -0-

========================= =========== ================= ================ =================== =======================

(1)Bonuses are indicated for the years upon which they are based, and are payable March of the succeeding year.
(2)Includes payment of insurance premiums, matching contributions to the Employee Stock Ownership Plan and use of an automobile.
(3)Includes amounts accrued pursuant to Salary Continuation Agreements and, in the case of Mr. Ellison, director's fees of $9,000.

STOCK OPTION PLANS

         The Tehama Bancorp 1994 Stock Option Plan (the "1994 Plan") was terminated for the purpose of granting new options on May 14, 1999, the effective date of the 1999 Stock Option Plan (the "1999 Plan") approved by the shareholders of the Company at the 1999 Annual Meeting of Shareholders. Options for 89,865 shares of Common Stock of the Company remain outstanding under the 1994 Plan.

         Under the 1999 Plan, nonstatutory (sometimes also called "non-qualified") options to purchase shares of the Company's Common Stock may be granted to employees, directors and consultants of the Company, and incentive options may be granted to employees. The 1999 Plan is administered by the Board of Directors, which selects the individuals to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by such option and the other terms and conditions of each option, including the vesting schedule. By terms of the 1999 Plan, each director of the Company was granted automatically on May 17, 1999, a five-year nonstatutory option for 5,000 shares of Common Stock, exercisable at the price of $11.875 per share and vesting in increments of 1,000 shares immediately and on the first through the fourth anniversaries of the grant date.

         The exercise price of each option granted pursuant to the 1999 Plan ordinarily may not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, and no option may have a term exceeding ten years. All options (except for automatic option grants to directors of the Company) terminate upon termination of employment, but may be exercised (to the extent vested) for varying periods after termination of employment. During an optionee's lifetime, the optionee's incentive options may be exercised only by him or her and may not be transferred. An optionee's nonstatutory options also are not transferable during the optionee's lifetime, except to the extent otherwise permitted in the option agreement. The exercise price of shares issued pursuant to exercise of an option under the 1999 Plan may always be paid in cash and, in addition, may be paid, in the discretion of the Board with (1) Company shares already owned by the optionee, valued at their fair market value, (2) the proceeds of a resale of the shares by an authorized securities broker or (3) the proceeds of a loan (by a securities broker or lender approved by the Company) secured by a pledge of the shares acquired by the exercise.

         The Board has authority to delegate its administrative powers to one or more committees of the Board. A total of 511,770 shares are reserved for issuance under the 1999 Plan, of which 407,014 are reserved for options granted and outstanding under the 1999 Plan as of the Record Date. As of the date of this Proxy Statement, there are approximately 111 persons who are officers or employees of the Company eligible to receive option grants under the 1999 Plan; no current director is eligible to receive a further grant in addition to the option granted in 1999. The Board may amend, suspend or terminate the 1999 Plan at any time and for any reason.

         If the Company at any time succeeds to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, options may be granted under the 1999 Plan in substitution of options previously granted by such other corporation to purchase shares of its stock, which options are outstanding at the date of the succession.

         The shares reserved for the 1999 Plan, and outstanding options granted under the 1999 Plan, are subject to adjustment of their number or price in the event of a subdivision of the outstanding shares of the Company, a declaration of a dividend payable in such shares or in a form other than such shares in an amount that has a material effect on the value of outstanding shares, a combination or consolidation of the outstanding shares, a recapitalization, a spinoff or a similar occurrence. In the event that the Company is a party to a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization, which may provide (by way of example) for the assumption of outstanding options under the 1999 Plan by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), or for payment of a cash settlement per share of the option equal to the difference between the amount to be paid for one share of the Company under such agreement and the exercise price per share of the option, in all cases without the optionees' consent. Any cancellation of options may not occur until after optionees have been notified of the merger or reorganization and have had reasonable opportunity to exercise their exercisable options.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES FOR 1999

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table on page 6, information concerning options granted or exercised during 1999 and the estimated 1999 year-end value of unexercised options held by such executive officers.

========================= ============ ============== =================== ====================== =====================
                                                                                NUMBER OF              VALUE OF
                                                                               SECURITIES            UNEXERCISED
                                                                               UNDERLYING            IN-THE-MONEY
                                                                               UNEXERCISED             OPTIONS
                                          SHARES                                 OPTIONS            AT FY-END (2)
                                         ACQUIRED                               AT FY-END
                            OPTIONS         ON              VALUE             (EXERCISABLE/         (EXERCISABLE/
          NAME              GRANTED      EXERCISE          REALIZED (1)      UNEXERCISABLE)         UNEXERCISABLE)
                                                                                          -                      -
========================= ============ ============== =================== ====================== =====================
William P. Ellison           5,000         5,616           $10,889            13,920/10,980          $0.00/$0.00
------------------------- ------------ -------------- ------------------- ---------------------- ----------------------
W. Steven Gilman              -0-           -0-               -                6,900/3,600           $0.00/$0.00
------------------------- ------------ -------------- ------------------- ---------------------- ----------------------
Wayne N. Shaffer              -0-           -0-               -                2,000/3,000           $0.00/$0.00
========================= ============ ============== =================== ====================== =====================


(1)Market value of underlying securities on the date(s) of exercise, minus the exercise or base price.
(2)Market value of underlying securities at year-end 1999, minus the exercise or base price.

SALARY CONTINUATION AGREEMENTS

         In order to provide long-term incentive to selected senior executive officers, the Bank in 1993 entered into Executive Salary Continuation Agreements (each an "SCA") with three former and one current senior executive officer of the Company, Chief Executive Officer William P. Ellison. An agreement amending the SCA with Mr. Ellison also was entered into effective in 1998, and SCAs were entered into subsequently with other officers of the Company, including Senior Vice Presidents W. Steven Gilman and Wayne N. Shaffer.

         Benefits payable under the SCAs are intended by the Company to be funded by single-premium life insurance policies which were purchased in connection with entering into the SCAs and of which the Company is the owner and beneficiary. The total amount of such premiums paid by the Bank in connection with all SCAs entered into is $3,015,000. Notwithstanding the existence of such policies of insurance, however, the SCAs create no rights or interests in the property or assets of the Company, the sole obligation of the Company under the SCAs is an unfunded and unsecured promise to pay money in the future, and the status of any person who may assert a claim pursuant to an SCA is that of an unsecured general creditor of the Company.

         Generally, each SCA provides the named executive officer with a specified annual money benefit (the "Annual Benefit") payable to the executive or to his named beneficiary or surviving spouse or estate, in that order, for a period of up to fifteen years following the executive's retirement upon or after a specified retirement age. If the executive should die or become disabled prior to such specified retirement age, a percentage of the Annual Benefit (on a sliding upward scale depending upon the number of years which elapse between execution of the SCA and the executive's early death or disability) would be payable.

         No Annual Benefit is payable if the executive's employment is terminated for cause or the executive voluntarily terminates his employment with the Company prior to his specified retirement age, but the full Annual Benefit is payable if the executive's employment with the Company is terminated by the Company without cause or in connection with a change in control of the Company. The amount of the Annual Benefit also is subject to reduction if in any year it exceeds the compensation expense which (with respect to the payment of such Annual Benefit) the Company may deduct under the Internal Revenue Code of 1986, as amended (the "Code"), or if any portion of the Annual Benefit not waived by the executive constitutes an "excess parachute" payment under the Code.

         Subject to such contingencies, the following table sets forth information regarding benefits payable under the SCAs which are currently in effect between the Company and the executive officers named in the Summary Compensation Table on page 6:


============================ ===================== ====================== ========================= ================
                                    ANNUAL            YEARS REQUIRED            YEAR ANNUAL           RETIREMENT
           NAME                    BENEFIT           FOR FULL BENEFIT        BENEFIT COMMENCES            AGE
============================ ===================== ====================== ========================= ================
William P. Ellison                 $75,000                  10                      2010                  62
---------------------------- --------------------- ---------------------- ------------------------- ----------------
W. Steven Gilman                   $50,000                  10                      2016                  62
---------------------------- --------------------- ---------------------- ------------------------- ----------------
Wayne S. Shaffer                   $50,000(1)               11                   see note 1               62
============================ ===================== ====================== ========================= ================

(1)If Mr. Shaffer's employment continues through November 3, 2008. The minimum benefit is $31,786, which is increased to $37,380 and $43,439 if Mr. Shaffer's service extends through November 3, 2006 and 2007, respectively.

DIRECTOR COMPENSATION

         Directors of the Company are also directors of the Bank and were paid by the Bank $750 per meeting of its Board of Directors attended during 1999. In addition, members of each committee were paid $100 for each committee meeting attended, Mr. Koeberer, as Chairman, was paid an additional $450 per month, and committee chairman were paid an additional $50 per meeting. The total amount of such fees paid by the Bank to all directors for all meetings attended during fiscal year 1999 was $200,300 including $7,500 paid by the Bank's subsidiary Bancorp Financial Services ("BFS") to directors of the Bank who served on the board of directors of BFS.

         During 1999, director options for 51,608 shares of Company common stock having a net value (market price less exercise price on the date of exercise) of $220,727 were exercised.

DIRECTOR EMERITUS PROGRAM

         The Bylaws of the Company and the Bank prohibit (with certain exceptions in the case of current directors) the election as a director of any person 70 years of age or older. The Company in tandem with this policy has instituted a Director Emeritus Program whose purpose is to permit the Company and the Bank to continue to utilize and benefit from the experience and community position of retired and former directors The Program permits the board of directors to retain for a period of up to five years the services of any former director of the Bank or any director who retires because of age after at least ten years of service as a director. Directors Emeritus may be compensated annually in an amount which may not exceed ten times the monthly fee paid to current members of the board of directors. Directors Emeritus in return are required to represent and promote the Company and the Bank, call on customers and prospective customers of the Bank on a monthly basis, meet at least twice a year with the President and Chairman of the Board, consult upon request in the director's field of expertise, business or profession, and comply with all policies of the Company and the Bank. Directors Emeritus do not participate in establishing or administering Bank or Company policy and are not entitled to request or obtain confidential information of the Bank or the Company. As of the date of this Proxy Statement, one former director participates in the Director Emeritus Program.

INDEBTEDNESS OF MANAGEMENT

         The Company has had and expects to have in the future, banking transactions in the ordinary course of its business with directors, principal officers, their respective associates and members of their immediate families. All loans and commitments to lend extended to such persons during 1999 by the Bank were made in accordance with Bank policy on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Company and the Bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

TRANSACTIONS WITH MANAGEMENT

         During 1999, the Bank placed radio advertising in the gross amount of $2,924 with agencies employed by stations owned and operated by director Gary Katz, and paid brokerage commissions in the total amount of $14,369 to director Gary Napier for insurance purchased through his agency. In addition, lease payments in the gross amount of $10,425 were paid to director Harry Dudley to rent the Bank's relocated head office branch in Red Bluff. No other business transactions of any kind existed or were entered into between the Company and its directors and their affiliates.

                          INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Perry-Smith&Co. ("Perry-Smith"), certified public accountants, serves the Company as its auditors at the direction of the board of directors and Audit Committee of the Company. It is anticipated that a representative of Perry-Smith will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

         During 1999, the Company paid Perry-Smith $11,130 in fees for non-audit services, including tax advice and preparation. This amount represented approximately 17% of the total fees paid to Perry-Smith during the period. Before each professional service provided by Perry-Smith was rendered to the Company, such service was approved by, and its effect upon Perry-Smith's independence was considered by, the Audit Committee.

                             SHAREHOLDERS' PROPOSALS

         Next year's Annual Meeting of Shareholders is currently scheduled to be held on April 23, 2001. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2001 Annual Meeting of Shareholders is December 27, 2000. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 27, 2000 deadline. All proposals should be submitted by Certified Mail, Return Receipt Requested, to the Secretary, Tehama Bancorp, P.O. Box 890, 239 South Main Street, Red Bluff, California 96080.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

                                  ANNUAL REPORT

         The Annual Report to Shareholders of the Company containing audited financial statements for the fiscal year ended December 31, 1999, accompanies this Proxy Statement.

Red Bluff, California
March 24, 2000                                         TEHAMA BANCORP


                                                       /s/ Randall A. Shell
                                                       -------------------------
                                                       Randall A. Shell
                                                       Senior Vice President and
                                                       Chief Financial Officer

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED BY ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO THE SECRETARY, TEHAMA BANCORP, P.O. BOX 890, 239 SOUTH MAIN STREET, RED BLUFF, CALIFORNIA 96080.

                                                                          PROXY
                                                                          -----
                                 TEHAMA BANCORP

                       Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders,
                                 April 25, 2000

         The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Tehama Bancorp and the accompanying Proxy Statement dated March 24, 2000, and revoking any Proxy heretofore given, hereby constitutes and appoints Harry Dudley and Louis J. Bossetti and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Tehama Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Tehama Bancorp, to be held at the Red Bluff Community & Senior Center, 1500 S. Jackson Street, Red Bluff, California on Tuesday, April 25, 2000, at 7:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

         1.       To elect as Directors the nominees set forth below.

                  / / FOR all nominees listed below (except as marked to the contrary below).

                  / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:      To withhold authority to vote for any individual nominee,
strike a line through the nominee's name in the list below:

           Henry C. Arnest III       Max M. Froome            Leslie L. Melburg
           Louis J. Bosetti          Orville K. Jacobs        Gary L. Napier
           Harry Dudley              Gary C. Katz             William P. Ellison
           John W. Koeberer          John D. Regh             Dr. Garry D. Fish
           Raymond C. Lieberenz      Terrance A. Rust

         2. In their discretion, to transact such other business as may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

SHAREHOLDER(S)                           NO. OF COMMON SHARES

______________________________           _______________________


______________________________           _______________________


Date: _______________, 2000       Please date and sign exactly as your name(s)
                                  appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.
                                  WHETHER OR NOT YOU PLAN TO ATTEND THIS
                                  MEETING, PLEASE SIGN AND RETURN THIS PROXY AS
                                  PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID
                                  ENVELOPE.


                                      I/we do / / or do not / / expect to attend this meeting.


THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.